UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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YuMe, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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YUME, INC.

1204 Middlefield Road
Redwood City, California 94063

April 1, 2014

Dear Stockholder:

You are cordially invited to attend the YuMe, Inc. (the "Company") 2014 Annual Meeting of Stockholders on Thursday, May 22, 2014 at 10:00 a.m., local time. The meeting will be held at the offices of Fenwick & West LLP, 801 California Street, Mountain View, CA 94041.

The formal notice of the 2014 Annual Meeting of Stockholders and the proxy statement, both of which accompany this letter, provide details regarding the business to be conducted at the meeting including proposals to elect directors and the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2014.

Whether or not you attend the 2014 Annual Meeting of Stockholders, it is important that your shares be represented and voted at the meeting. After reading the proxy statement, please promptly vote and submit your proxy. You may vote by telephone or through the Internet or request, sign and return a proxy card. Your vote is important.

Your shares cannot be voted unless you vote your proxy or attend the 2014 Annual Meeting of Stockholders in person.

The Board of Directors and management look forward to seeing you at the 2014 Annual Meeting of Stockholders.

Sincerely,

Jayant Kadambi
Chief Executive Officer

YOUR VOTE IS IMPORTANT

In order to ensure your representation at the meeting, whether or not you plan to attend the meeting, please vote your shares as promptly as possible by telephone, over the Internet by following the instructions on your Notice or, if you receive your proxy materials by U.S. mail, by following the instructions on your proxy card. Your participation will help to ensure the presence of a quorum at the meeting. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

YUME, INC.
1204 Middlefield Road
Redwood City, California, 94063

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 22, 2014

The 2014 Annual Meeting of Stockholders of YuMe, Inc., a Delaware corporation (the "Company"), will be held on Thursday, May 22, 2014 at 10:00 a.m. local time at the offices of Fenwick & West LLP, 801 California Street, Mountain View, CA 94041 for the following purposes as more fully described in the accompanying proxy statement:

1.	To elect the three Class I director nominees named herein to hold office until the 2017 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

2.

To ratify the selection by the Audit Committee of the Board of Directors of the Company of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2014.

3.	To conduct any other business properly brought before the meeting.

The record date for the 2014 Annual Meeting of Stockholders is March 27, 2014. Only stockholders of record at the close of business on that date may vote at the 2014 Annual Meeting of Stockholders or any adjournment thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available during ordinary business hours at our headquarters for examination by any stockholder for any purpose relating to the meeting.

A notice regarding the internet availability of proxy materials ("Notice") is being mailed to stockholders of record as of the record date beginning on or about April 1, 2014. The Notice contains instructions on how to access our proxy statement for the 2014 Annual Meeting of Stockholders and our Annual Report on Form 10-K for the year ended December 31, 2013 (together, the "proxy materials"). The Notice also provides instructions on how to vote online and how to receive a paper or email copy of proxy materials by mail. For questions regarding your stock ownership, if you are a registered holder, you can contact our transfer agent, Continental Stock Transfer & Trust, through their website at www.continentalstock.com or by phone at 1(800)509-5586.

By Order of the Board of Directors

Paul T. Porrini Executive Vice President, General Counsel and Secretary

Redwood City, California

April 1, 2014

Whether or not you expect to attend the meeting, we encourage you to read the proxy statement and vote by telephone or through the Internet, or request, sign and return your proxy card as soon as possible, so that your shares may be represented at the meeting.

Important Notice Regarding the availability of proxy materials
This Proxy Statement and the 2013 Annual Report are available at:

www.proxyvote.com

YUME, INC.

1204 Middlefield Road
Redwood City, CALIFORNIA, 94063

PROXY STATEMENT
FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 22, 2014

INFORMATION CONCERNING SOLICITATION AND VOTING

The Board of Directors (the "Board") of YuMe, Inc., is soliciting proxies for our 2014 Annual Meeting of Stockholders (the "2014 Annual Meeting") to be held on Thursday, May 22, 2014 at 10:00 a.m., local time, at the offices of Fenwick & West LLP, 801 California Street, Mountain View, CA 94041.

The proxy materials, including this proxy statement, proxy card or voting instruction card and our 2013 Annual Report on Form 10-K, are being distributed and made available on or about April 1, 2014. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

In this Proxy Statement the terms "YuMe," "the Company," "we," "us," and "our" refer to YuMe, Inc.

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the "SEC"), we have elected to provide our stockholders access to our proxy materials over the Internet, instead of mailing printed copies of those materials to each stockholder. Accordingly, a Notice of Internet Availability of Proxy Materials (the "Notice") will be mailed on or about April 1, 2014 to stockholders who owned our common stock at the close of business on March 27, 2014. Stockholders will have the ability to access the proxy materials on a website referred to in the Notice or request a printed set of the proxy materials be sent to them by following the instructions in the Notice.

The Notice will also provide instructions on how you can elect to receive future proxy materials electronically or in printed form by mail. If you choose to receive future proxy materials electronically, you will receive an email next year with instructions containing a link to the proxy materials and a link to the proxy voting site. Your election to receive proxy materials electronically or in printed form by mail will remain in effect until you terminate such election.

Choosing to receive future proxy materials electronically will allow us to provide you with the information you need in a timely manner, will save us the cost of printing and mailing documents to you and will conserve natural resources.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the Internet instead of a full set of proxy materials?

In accordance with the rules of the SEC, we have elected to furnish our proxy materials, including this proxy statement and our Annual Report on Form 10-K, primarily via the Internet. We sent the Notice on or about April 1, 2014, to the holders of record and beneficial owners of our common stock as of the close of business on March 27, 2014. The Notice contains information about the 2014 Annual Meeting and instructions on how to access our proxy materials over the Internet beginning on or shortly after April 1, 2014. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice.

How do I attend the 2014 Annual Meeting?

The meeting will be held on Thursday, May 22, 2014 at 10:00 a.m. local time at the offices of Fenwick & West LLP, 801 California Street, Mountain View, CA 94041. Directions to the 2014 Annual Meeting may be found at http://investors.yume.com. Information on how to vote in person at the 2014 Annual Meeting is discussed below.

Who can vote at the 2014 Annual Meeting?

Only stockholders of record at the close of business on March 27, 2014 ("Record Date") will be entitled to vote at the 2014 Annual Meeting. On this Record Date, there were 32,332,277 shares of common stock outstanding and entitled to vote.

What am I voting on?

There are two matters scheduled for a vote:

1.	Election of three Class I directors to the Board to serve until the 2017 Annual Meeting of Stockholders and until their successors are duly elected and qualified; and

2.

Ratification of selection by the Audit Committee of the Board (the "Audit Committee") of PricewaterhouseCoopers LLP as independent registered public accounting firm of the Company for the year ending December 31, 2014.

What is the recommendation of the Board on each of the proposals scheduled to be voted on at the 2014 Annual Meeting?

The Board recommends that you vote "FOR" each of the Class I directors named in this proxy statement (Proposal 1) and "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2014 (Proposal 2).

Does my vote matter?

YES. We are required to obtain stockholder approval for the election of directors and other important matters. Each share of common stock is entitled to one vote and every share voted has the same weight. In order for the Company to obtain the necessary stockholder approval of proposals, a quorum of stockholders (a majority of the issued and outstanding shares entitled to vote at the meeting, excluding treasury shares) must be represented at the 2014 Annual Meeting in person or by proxy. If a quorum is not obtained, the Company must postpone the 2014 Annual Meeting and solicit additional proxies. This is an expensive and time-consuming process that is not in the best interests of the Company or its stockholders. Since few stockholders can spend the time or money to attend stockholder meetings in person, voting by proxy is important to obtain a quorum and complete the stockholder vote.

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the 2014 Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote "For" all the nominees to the Board or you may "Withhold" your vote for any nominee you specify. You may vote "For" the ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2014, or you may vote "Against" or abstain from voting. Abstentions (shares present or represented at the meeting and voted "abstain") are counted for purposes of determining whether a quorum is present, and have no effect on the outcome of the matters voted upon.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the 2014 Annual Meeting, vote by proxy using the proxy card, vote by proxy over the telephone, or vote by proxy on the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the 2014 Annual Meeting and we will give you a ballot when you arrive.

•

To vote using the proxy card, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the 2014 Annual Meeting, we will vote your shares as you direct.

•

To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the proxy card. Your vote must be received by 11:59 p.m. local time on May 21, 2014 to be counted.

•

To vote on the Internet, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the proxy card. Your vote must be received by 11:59 p.m. local time on May 21, 2014 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from YuMe. Simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or on the Internet as instructed by your broker, bank or other agent. To vote in person at the 2014 Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of the close of business on the Record Date, which is March 27, 2014.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the Internet or in person at the 2014 Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange deems the particular proposal to be a "routine" matter. Brokers and nominees can use their discretion to vote "uninstructed" shares with respect to matters that are considered to be "routine," but not with respect to "non-routine" matters. Under the rules and interpretations of the New York Stock Exchange, "non-routine" matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker, bank or other agent may not vote your shares on Proposal 1 without your instructions, but may vote your shares on Proposal 2.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, "For" the election of both nominees for director and "For" the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2014. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or on the Internet.

•	You may send a timely written notice that you are revoking your proxy to YuMe's Secretary at 1204 Middlefield Road, Redwood City, California.

•	You may attend the 2014 Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most recent proxy card or telephone or Internet proxy is the one that will be counted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If your shares are held by your broker, bank as a nominee or other agent, you should follow the instructions provided by your broker, bank or other agent.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes "For," "Withhold" and broker non-votes, and, with respect to other proposals, votes "For" and "Against," abstentions and, if applicable, broker non-votes. Broker non-votes will have no effect and will not be counted towards the vote total for any proposal.

What are "broker non-votes"?

As discussed above, when a beneficial owner of shares held in "street name" does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the New York Stock Exchange to be "non-routine," the broker or nominee cannot vote the shares. These unvoted shares are counted as "broker non-votes." "Broker non-votes" are counted for purposes of determining whether a quorum is present, and have no effect on the outcome of the matters voted upon. Note that if you are a beneficial holder and do not provide specific voting instructions to your broker, the broker that holds your shares will not be authorized to vote on the election of directors. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the 2014 Annual Meeting.

How many votes are needed to approve each proposal?

●

For the election of directors, the three nominees to serve until the 2017 Annual Meeting of Stockholders receiving the most "For" votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Only votes "For" or "Withheld" will affect the outcome.

●

To be approved, Proposal 2, ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2014, must receive "For" votes from the holders of a majority of shares present in person or by proxy and entitled to vote. If you choose to "Abstain" from voting on Proposal 2, it will have the same effect as an "Against" vote. Broker non-votes will have no effect; however, Proposal 2 is considered a routine matter, and therefore no broker non-votes are expected to exist in connection with Proposal 2.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote at the 2014 Annual Meeting are present at the meeting in person or represented by proxy. On the Record Date, there were 32,332,277 shares outstanding and entitled to vote. Thus, the holders of 16,166,139 shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairman of the meeting or the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the 2014 Annual Meeting?

Preliminary voting results will be announced at the 2014 Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the 2014 Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What proxy materials are available on the Internet?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. The proxy statement and annual report to stockholders are available at: www.proxyvote.com.

PROPOSAL 1

ELECTION OF DIRECTORS

Number of Directors; Board Structure

The Board is divided into three classes. Each class consists of, as closely as possible, one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director's successor is duly elected and qualified. The term of the Class I directors expires at the 2014 Annual Meeting. The term of the Class II directors expires at the 2015 Annual Meeting of Stockholders and the term of the Class III directors expires at the 2016 Annual Meeting of Stockholders. One of our Class III directors, Shawn Carolan, has informed us that he will resign from the Board effective immediately prior to the 2014 Annual Meeting. Our Bylaws provide that the number of directors shall be fixed from time-to-time by the Board and is currently fixed at nine members and will be fixed at eight members upon Mr. Carolan’s resignation. There are three directors in the class whose term of office expires in 2014.

Nominees

The Board has nominated the nominees listed below as Class I directors. Two of the nominees were previously elected by the stockholders. Mr. Springer was elected by the Board in October 2013, to fill a vacancy created by an increase in the number of directors. If elected at the 2014 Annual Meeting, all three of these nominees would serve until the 2017 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified, or, if sooner, until the director's death, resignation or removal. It is the Company's policy to invite and encourage directors and nominees for director to attend the annual meeting of stockholders. The Company elected directors by written consent of its stockholders during 2013 in lieu of an annual meeting.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors at a meeting. The three nominees receiving the highest number of affirmative votes will be elected. Proxies may not be voted for more than three directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by the Company. Each person nominated for election has agreed to serve if elected. The Company's management has no reason to believe that any nominee will be unable to serve.

The following is a brief biography of each nominee and each director whose term will continue after the 2014 Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2017 ANNUAL MEETING OF STOCKHOLDERS

Jayant Kadambi, Age 48

Mr. Kadambi is a founder of our Company; he has served as our President since August 2008, our Chief Executive Officer since August 2011, and as a member of the Board since our inception in December 2004. Prior to co-founding YuMe, Mr. Kadambi was Vice President, Research and Development of Netopia, Inc., a publicly-held manufacturer of DSL equipment and service provider for Internet service providers and carriers. He was a co-founder of StarNet Technologies, Inc., a voice over DSL company, which was acquired by Netopia, Inc. in 1999. Prior to co-founding StarNet, Mr. Kadambi held various technical and marketing positions in Advanced Micro Devices, Inc.'s networks division and AT&T Bell Labs, where he worked on high-speed LAN systems, hardware and DSL technologies. Mr. Kadambi received his B.S.E.E. and Masters in Electrical Engineering from Rensselaer Polytechnic Institute. The Board believes that Mr. Kadambi's depth of experience with our Company and his industry experience in areas of networking, hardware architecture and semiconductors allow him to make valuable contributions to the Board.

Ayyappan Sankaran, Age 52

Mr. Sankaran is a founder of our Company; he has served as our Chief Technology Officer since August 2008 and has been Vice President, Engineering and a member of the Board since our inception in December 2004. Mr. Sankaran was named Executive Vice President, Engineering and Chief Technology Officer in April 2013. Prior to co-founding YuMe, Mr. Sankaran was Director of Software Development at Netopia, Inc., a publicly-held manufacturer of DSL equipment and service provider for Internet Service Providers and carriers. He was a co-founder of StarNet Technologies, a voice over DSL company, which was acquired by Netopia in 1999. Prior to co-founding StarNet, Mr. Sankaran held various technical positions in Octel Communications (acquired by Lucent Technologies), Abbott Labs and Ready Systems. Mr. Sankaran holds a B.S.E.E. from the College of Engineering, Madras, India and a Masters in Electrical Engineering from the University of Texas. The Board believes that Mr. Sankaran's depth of experience with our company and his industry experience in software architecture, design and development in real time embedded systems and voice and data networks allow him to make valuable contributions to the Board.

Daniel Springer, Age 50

Mr. Springer has been a member of the Board since October 2013. From April 2004 to April 2014, Mr. Springer was the CEO and a member of the board of directors of Responsys Inc., a publicly held provider of email and cross-channel marketing solutions. Oracle Corporation acquired Responsys Inc. in February 2014. Prior to joining Responsys Inc., Mr. Springer served as the Managing Director of Modem Media, Inc., the Chief Executive Officer of Telleo, Inc., and Chief Marketing Officer of NextCard, Inc. He also has previous experience with McKinsey & Company, Inc., Data Resource, Inc./McGraw-Hill and Pacific Telephone and Telegraph Company. Mr. Springer holds an MBA from Harvard University and a BA in Mathematics and Economics from Occidental College. Mr. Springer has served and currently serves as a board member of several public and private companies. The Board believes that Mr. Springer’s extensive experience as a chief executive officer and a member of several public and private boards of directors allow him to make valuable contributions to the Board.

THE BOARD RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2015 ANNUAL MEETING OF STOCKHOLDERS

Mitchell Habib, Age 53

Mr. Habib has served as a member of the Board since June 2013. Mr. Habib was the Chief Operating Officer of Nielsen Holdings N.V. ("Nielsen"), a global information and measurement company, from January 2012 through February 2014. Previously, Mr. Habib served as the Executive Vice President of Nielsen's Global Business Services division from 2007 until December 2011. Prior thereto, Mr. Habib served as Chief Information Officer for certain North American divisions of Citigroup and for several major divisions of General Electric. Mr. Habib holds a B.S. in Journalism and a Masters in Public Administration from the University of Florida. The Board believes that Mr. Habib's experience working with data and information measurement, particularly in connection with media and advertisements, is valuable to the Board.

Adriel Lares, Age 41

Mr. Lares has served as a member of the Board since June 2013. Mr. Lares has been the Chief Financial Officer of Lookout Inc., a security technology company, since February 2012. Previously, Mr. Lares served as the Business Unit Leader of Hewlett-Packard Company's 3PAR division, which provides data storage solutions, from October 2010 until January 2012, and served as the director of finance and later the treasurer and Chief Financial Officer of 3PAR, Inc., a data storage company, from 2001 until it was acquired by Hewlett-Packard Company in September 2010. Mr. Lares previously served as Chief Financial Officer of Techfuel, Inc., a reseller of high-end storage management solutions, and as a technology investment banker at Morgan Stanley & Co. Incorporated and a treasury analyst for the Walt Disney Company. Mr. Lares holds a B.A. in Economics from Stanford University. The Board believes that Mr. Lares has developed expertise in finance, including accounting and financial reporting, as a chief financial officer and in other finance roles, which is valuable to the Board.

Christopher Paisley, Age 61

Mr. Paisley has served as a member of the Board since November 2012. Mr. Paisley has served as the Dean's Executive Professor of Accounting and Finance at the Leavey School of Business at Santa Clara University since 2001. Mr. Paisley served as Chief Financial Officer of 3Com Corporation, a computer networking company, from 1985 to 2000. Mr. Paisley also serves on the boards of directors of Ambarella Corporation, a developer of video compression and image processing semiconductors, Bridge Capital Holdings, a bank holding company, Equinix, Inc., a provider of network colocation and managed services, Fortinet, Inc., a provider of unified threat management solutions and Control 4 Corporation, a supplier of home automation equipment. He also served as a director of Volterra Semiconductor Corporation, a provider of power management semiconductors and 3PAR, Inc., a provider of utility storage solutions. Mr. Paisley holds a B.A. degree in business economics from the University of California at Santa Barbara and an M.B.A. from the Anderson School at the University of California at Los Angeles. The Board believes that Mr. Paisley has developed expertise in finance, including accounting and financial reporting, as a chief financial officer and in other finance roles and currently as a professor in the field of accounting and finance, which allow him to make valuable contributions to the Board. Additionally, Mr. Paisley has extensive experience as a public company board member.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2016 ANNUAL MEETING OF STOCKHOLDERS

Ping Li, Age 41

Mr. Li has served as a member of the Board since 2006. Mr. Li has been a partner of Accel Partners, a venture capital firm, since 2004, focusing on early stage and growth software and digital media investments, and with specific interests in cloud computing, big data, storage, mobile and gaming. Previously, Mr. Li worked at Juniper Networks, Inc. as a Senior Product Line Manager for their M-series router products, as well as Director of Corporate Development. Mr. Li also served as a strategy consultant for McKinsey & Company, Inc., advising technology clients in their growth strategies. Mr. Li holds an A.B. from Harvard University, with honors, and an M.B.A. from Stanford University. The Board believes that Mr. Li's experience as a technology investor and operating executive allows him to make valuable contributions to the Board.

David Weiden, Age 41

Mr. Weiden has served as a member of the Board since June 2009. Since 2006, Mr. Weiden has been an investment professional with Khosla Ventures, a venture capital firm, where he has had responsibility for the firm's investment in YuMe since 2006. Previously, Mr. Weiden was Senior Vice President at Tellme Networks, Inc., a developer of telephone-based applications, Vice President at AOL, Inc., a computer services company, and Vice President at Netscape Communications, an Internet services company. Mr. Weiden holds an A.B. from Harvard, magna cum laude. The Board believes that Mr. Weiden's experience in digital media, services and communications allows him to make valuable contributions to the Board.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the year ending December 31, 2014 and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the 2014 Annual Meeting. PricewaterhouseCoopers LLP has served as the Company's independent registered public accounting firm since its audit of the Company's financial statements as of and for the year ended December 31, 2010. Representatives of PricewaterhouseCoopers LLP are expected to be present at the 2014 Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company's Bylaws nor other governing documents or law require stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate governance practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the 2014 Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

We regularly review the services and fees of our independent registered public accounting firm. These services and fees are also reviewed with our Audit Committee annually.

The following table represents aggregate fees billed to the Company for the years ended December 31, 2013 and December 31, 2012 by PricewaterhouseCoopers LLP, the Company's principal accountant.

	Year Ended December 31,
	2013	2012
	(in thousands)
Audit Fees(1)	$1,785	$930
Tax Fees(2)	16	3
Other Fees(3)	2	-
Total Fees	$1,803	$933

(1) Audit fees consist of professional services rendered in connection with the audit of our consolidated financial statements and review of our quarterly consolidated financial statements. Audit Fees for 2013 also include fees associated with the Company’s initial public offering of its common stock completed in August 2013 (the "IPO"), which included review of our quarterly consolidated financial information included in our registration statement on Form S-1 filed with the SEC, as well as delivery of comfort letters, consents and review of documents filed with the SEC.

(2) Includes fees for international tax consulting.

(3) Other fees consist of access fees for online accounting materials.

All services and fees described above were approved by the Board or Audit Committee.

PRE-APPROVAL POLICIES AND PROCEDURES

Consistent with requirements of the SEC and the Public Company Oversight Board, regarding auditor independence, our Audit Committee is responsible for the pre-approval of audit and non-audit services rendered by the Company's independent registered public accounting firm, PricewaterhouseCoopers LLP. The pre-approval of services may be delegated to one or more of the Audit Committee's members, but any pre-approval decisions made pursuant to a delegation must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of the services other than audit services by PricewaterhouseCoopers LLP is compatible with maintaining the principal accountant’s independence.

THE BOARD RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

CORPORATE GOVERNANCE

DIRECTOR INDEPENDENCE

As required under listing rules of the New York Stock Exchange, a majority of the members of a listed company's Board must qualify as independent, as affirmatively determined by its board of directors. The Board consults with the Company’s counsel to ensure that the Board's determinations are consistent with relevant securities and other laws and regulations regarding the definition of independent, including those set forth in pertinent listing standards of the New York Stock Exchange, as in effect from time to time.

Our Board has determined that Mr. Habib, Mr. Lares, Mr. Li, Mr. Paisley, Mr. Springer, Mr. Carolan and Mr. Weiden are independent under the rules of the New York Stock Exchange. Our Board has determined that Mr. Kadambi and Mr. Sankaran are not independent because they are our employees and executive officers of the Company.

The New York Stock Exchange listing rules generally require that, subject to specified exceptions, each member of our audit, compensation and governance committees be independent. Audit committee members must further satisfy the independence criteria set forth in Rule 10A-3 under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries. In addition, in determining the independence of any director who will serve on the Compensation Committee, the Board must consider certain additional factors specified in the New York Stock Exchange listing rules. Our Board has determined that all members of our Audit Committee, Compensation Committee and Nominating and Governance Committee are independent and all members of our Audit Committee and Compensation Committee satisfy the relevant additional independence requirements for the members of those committees.

BOARD LEADERSHIP STRUCTURE

The Board is currently chaired by the President and Chief Executive Officer of the Company, Mr. Kadambi. The Company does not have a lead independent director.

The Company believes that, at this time, combining the positions of Chief Executive Officer and Chairman of the Board helps to ensure that the Board and management act with a common purpose. The Company believes that combining the positions of Chief Executive Officer and Chairman facilitates the development and implementation of strategy and provides a single, clear chain of command to execute the Company's strategic initiatives and business plans. In addition, the Company believes that a combined Chief Executive Officer/Chairman is better positioned to act as a bridge between management and the Board, facilitating the regular flow of information and providing valuable insight into the day-to-day operations of the Company. The Company also believes that it is advantageous to have a Chairman with an extensive history with, and knowledge of, the Company (as is the case with our Chief Executive Officer).

ROLE OF THE BOARD IN RISK OVERSIGHT

One of the Board's key functions is informed oversight of the Company's risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, and through its various standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our Nominating and Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

EXECUTIVE SESSIONS OF INDEPENDENT DIRECTORS

To promote open discussion among the non-management directors, our Board periodically conducts executive sessions of independent directors during regularly schedule Board meetings and at such other times if requested by an independent director.  These sessions are generally led by an independent director as determined at the beginning of such executive session by the independent directors present.  Mr. Kadambi and Mr. Ayyappan do not attend these sessions.

MEETINGS OF THE BOARD

The Board met ten times during 2013. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which they served held during the portion of 2013 for which they were a director or committee member.

INFORMATION REGARDING COMMITTEES OF THE BOARD

The Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. The following table provides current membership and meeting information for the year ended December 31, 2013 for each of the Board committees:

Name	Audit		Compensation		Nominating and Governance
Jayant Kadambi
Ayyappan Sankaran
Shawn Carolan			X
Mitchell Habib	X		X	*
Adriel Lares	X				X	*
Ping Li			X
Christopher Paisley	X	*			X
Daniel Springer
David Weiden					X
Total meetings	4		5		0

*Committee Chairperson

Below is a description of each of these committees of the Board.

Audit Committee

The Audit Committee was established on June 17, 2013 to oversee the Company's corporate accounting and financial reporting processes and audits of its financial statements. The Audit Committee members must satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries.

Our Audit Committee consists of Mr. Paisley, the chairman of the committee, Mr. Lares and Mr. Habib, each of whom the Board has determined meets the criteria for independence under the applicable New York Stock Exchange listing requirements and SEC rules and regulations. Mr. Paisley and Mr. Lares are each an "audit committee financial expert" as defined by SEC rules and regulations. The principal duties and responsibilities of the Audit Committee include:

●

Appointing and retaining an independent registered public accounting firm to serve as independent auditor to audit our consolidated financial statements, overseeing the independent auditor's work and determining the independent auditor's compensation;

●	Approving in advance all audit services and non-audit services to be provided to us by our independent registered public accounting firm;

●

Establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls, auditing or compliance matters, as well as for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

●

Reviewing and discussing with management and our independent registered public accounting firm the results of the annual audit and the independent registered public accounting firm's review of our quarterly consolidated financial statements;

●

Conferring with management and our independent registered public accounting firm about the scope, adequacy and effectiveness of our internal accounting controls, the objectivity of our financial reporting and our accounting policies and practices; and

●	Preparing an audit committee report as required by the SEC for inclusion in our annual proxy statement or annual reports on Form 10-K filed with the SEC.

A copy of the charter of the Audit Committee can be located on the Company's corporate website under the "Investor Relations" section at www.yume.com.

Compensation Committee

The Compensation Committee was established on June 17, 2013 and consists of three directors, Mr. Habib, the chairman of the committee, Mr. Carolan and Mr. Li. Our Board has determined that each of these directors is a non-employee member of our Board as defined in Rule 16b-3 under the Exchange Act and outside director as that term is defined Section 162(m) of the Internal Revenue Code of 1986 (the "Internal Revenue Code"). Our Board has determined that the composition of our Compensation Committee satisfies the applicable independence requirements under, and the functioning of our Compensation Committee complies with the applicable requirements of, the New York Stock Exchange listing rules and SEC rules and regulations. The Compensation Committee's responsibilities include:

●

Establishing and approving performance goals and objectives relevant to the compensation of our chief executive officer, evaluating the performance of our chief executive officer in light of those goals and objectives and setting, or recommending to the full Board for approval, the chief executive officer's compensation, including incentive-based and equity-based compensation, based on that evaluation;

●	Setting the compensation of our other executive officers, based in part on recommendations of the chief executive officer;

●	Exercising administrative authority under our stock plans and employee benefit plans;

●	Establishing policies and making recommendations to our Board regarding director compensation;

●	Reviewing and discussing with management the compensation discussion and analysis that may be required to include in SEC filings; and

●	Preparing a compensation committee report on executive compensation as may be required by the SEC to be included in our annual proxy statements or annual reports on Form 10-K filed with the SEC.

A copy of the charter of the Compensation Committee can be located at the Company's corporate website under the "Investor Relations" section at www.yume.com.

 In 2013 the Board formed an Equity Award Committee, currently composed of the Company’s Chief Executive Officer, to which it delegated authority to grant, without any further action required by the Compensation Committee, equity awards including stock options and restricted stock units to new hires and employees who are not executive officers, directors or direct reports to the Chief Executive Officer, within certain pre-approved guidelines. The purpose of this delegation of authority is to enhance the flexibility of equity administration within the Company and to facilitate the timely grant of equity awards to non-officer employees within specified limits approved by the Compensation Committee based on the employee’s geographic location, level and job function. During 2013, the Equity Award Committee exercised its authority to grant options to purchase an aggregate of 45,303 shares of common stock to employees of the Company

Compensation Committee Interlocks and Insider Participation

None of our directors who currently serve as members of our Compensation Committee is, or has at any time during the past year been, one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the Board or compensation committee of any other entity that has one or more executive officers serving on our Board or Compensation Committee.

Nominating and Governance Committee

Our Nominating and Governance Committee was established by the Board on June 17, 2013 and consists of three members, Mr. Lares, the chairman of the committee, Mr. Weiden, and Mr. Paisley. Our Board has determined that the composition of our Nominating and Governance Committee satisfies the applicable independence requirements under, and the functioning of our nominating and governance committee complies with the applicable requirements of, the New York Stock Exchange listing standards and SEC rules and regulations. The Nominating and Governance Committee's responsibilities and duties include:

●	Assessing the need for new directors and identifying individuals qualified to become directors;
●	Recommending to the Board the persons to be nominated for election as directors and to each of the Board's committees;
●	Assessing individual director performance, participation and qualifications;
●	Developing and recommending to the Board corporate governance guidelines;
●	Monitoring the effectiveness of the Board and the quality of the relationship between management and the Board;
●	Overseeing an annual evaluation of the Board's performance; and
●	Reviewing and approving any proposed transactions between us and any related person.

A copy of the charter of the Nominating and Governance Committee can be located at the Company's website under the "Investor Relations" section at www.yume.com.

The Nominating and Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Governance Committee also considers such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company's stockholders. However, the Nominating and Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Governance Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Governance Committee reviews such directors' overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors' independence. In the case of new director candidates, the Nominating and Governance Committee also determines whether the nominee must be independent for purposes of the New York Stock Exchange listing standards. The Nominating and Governance Committee may use its network of contacts to compile a list of potential candidates and may also engage, if it deems appropriate, a professional search firm. The Nominating and Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Governance Committee meets to discuss and consider the candidates' qualifications and then selects a nominee for recommendation to the Board by majority vote.

The Nominating and Governance Committee will consider director candidates recommended by stockholders. The Nominating and Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Governance Committee, c/o YuMe, Inc., at the following address: 1204 Middlefield Road, Redwood City, CA 94063, Attn: Secretary. If a stockholder wishes the Nominating and Governance Committee to consider a director candidate for nomination at an annual meeting of stockholders, then the recommendation must be provided at least 75 days, but not more than 105 days, prior to the anniversary date of the mailing of the Company's proxy statement for the preceding year's annual meeting of stockholders. Submissions must include the name and address of the stockholder on whose behalf the submission is made, the number of shares of the Company that are owned beneficially by such stockholder as of the date of the submission, the full name of the proposed candidate, a description of the proposed candidate's business experience for at least the previous five years, complete biographical information for the proposed candidate, and a description of the proposed candidate's qualifications as a director. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

COMMUNICATIONS WITH THE BOARD

Stockholders, and other interested parties, who wish to communicate with the Board may do so by sending written communications addressed to the Board c/o YuMe, Inc., 1204 Middlefield Road, Redwood City, CA 94063, Attn: Secretary. Each communication must set forth the name and address of the stockholder, or interested party, on whose behalf the communication is sent and the number of shares, if any, of the Company that are owned beneficially by such stockholder, or interested party, as of the date of the communication.

CODES OF CONDUCT

The Company has adopted a Code of Conduct for Directors which applies to directors and a Code of Conduct for Employees that applies to all officers and employees (collectively, the "Codes of Conduct"). The Codes of Conduct are available on our website under the "Investor Relations" section at www.yume.com. If the Company makes any substantive amendments to the Codes of Conduct or grants any waiver from a provision of the Codes to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

CORPORATE GOVERNANCE GUIDELINES

In 2013, the Board documented the governance practices followed by the Company by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate the Company's business operations as needed and to make decisions that are independent of the Company's management. The guidelines are also intended to align the interests of directors and management with those of the Company's stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed at www.yume.com.

BOARD ATTENDANCE AT ANNUAL STOCKHOLDERS’ MEETING

Our policy is to invite and encourage each member of the Board to be present at our annual meetings of stockholders. We completed our IPO in August 2013 and did not have an annual meeting of our stockholders in 2013.

Report of the Audit Committee of the Board of Directors

The information contained in this Audit Committee Report shall not be deemed to be (1) "soliciting material," (2) "filed" with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that YuMe specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2013 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board ("PCAOB"). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants' communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm's independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2013.

Mr. Christopher Paisley, Chairman Mr. Adriel Lares Mr. Mitchell Habib

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

The following sets forth background information with respect to our executive officers who are not directors as of April 1, 2014. Information with respect to our directors who are also executive officers is contained in Proposal 1—Election of Directors— Nominees for Election for a Three-Year Term Expiring at the 2017 Annual Meeting of Stockholders.

Timothy Laehy, Age 57

Mr. Laehy has served as our Chief Financial Officer since May 2011 and was named Executive Vice President, Finance and Chief Financial Officer in April 2013. From December 2010 to April 2011, Mr. Laehy was Chief Financial Officer of ModCloth, Inc., an online fashion retailer. From July 2009 to September 2010, he was Chief Financial Officer of Cloudshield Technologies, Inc., a leading provider of cyber security solutions that was acquired by SAIC, Inc. From 2006 to 2008, he was Chief Financial Officer of MetroFi, Inc., a wireless broadband service provider. Mr. Laehy previously served as Chief Financial Officer of Collation, a supplier of data center configuration management software until its acquisition by IBM Corporation, and Covad Communications Company. Mr. Laehy previously served as Vice President, Corporate Finance and Treasurer of Leasing Solutions, Inc., and served in multiple senior finance roles with Recovery Equity Partners, Guarantee Acceptance Capital Corporation, Liberty Mutual Insurance Company and Union Carbide Corporation. Mr. Laehy received a B.S. and M.B.A. from State University of New York (SUNY) Buffalo.

Scot McLernon, Age 56

Mr. McLernon has served as our Chief Revenue Officer since February 2010 and was named Executive Vice President, Sales, and Chief Revenue Officer in April 2013. From 2008 to 2010, Mr. McLernon was President of Upstream Group, Inc., a provider of sales organization training and consulting services, and from 1998 to 2007 he was Executive Vice President of CBS Marketwatch, Inc. and CBS Interactive, Inc.. Mr. McLernon also served on the Board of Directors for the Interactive Advertising Bureau from 2002 to 2007 and co-founded the Bay Area Interactive Group in 2004.

Bryan Everett, Age 44

Mr. Everett has served as our Executive Vice President, Business Development since February 2011 and was named Executive Vice President, Business Development and Sales Operations in April 2013. From 2006 to 2011, Mr. Everett served as Senior Vice President of Sales, and later as Executive Vice President of Business Development, at Kontera Technologies, Inc., a brand advertising technology company. From 2004 to 2006 Mr. Everett served as Senior Vice President of Sales and Operations for LookSmart, Ltd, where he was responsible for their paid listings and publisher service businesses. Mr. Everett started his online advertising career at 24/7 Real Media, Inc., where he led regional sales for media, search and technology and rose to Vice President of West Coast Sales. Mr. Everett received a B.A. in International Careers from Lehigh University and an M.B.A. from Pepperdine University.

Paul Porrini, Age 52

Mr. Porrini has served as our General Counsel and Secretary since July 2012 and was named Executive Vice President, General Counsel and Secretary in April 2013. From February 2008 to June 2012, Mr. Porrini served as Vice President, Deputy General Counsel and Assistant Secretary at Hewlett-Packard Company, a global provider of products, technology and software, and from 2001 to 2008 he served in a variety of other legal roles with Hewlett-Packard. From 1999 to 2001, Mr. Porrini served as Senior Vice President, General Counsel and Secretary of Bluestone Software, Inc., a web application server software company that was acquired by Hewlett-Packard. Prior to Bluestone, Mr. Porrini held partner and associate roles at several law firms. Mr. Porrini began his legal career as an Attorney Advisor in the Division of Corporation Finance with the SEC. Mr. Porrini holds a B.S. in Quantitative Business Analysis from the Pennsylvania State University, a J.D. from the Widener University School of Law and an L.L.M. (Taxation) from the Georgetown University Law Center.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company's common stock as of March 15, 2014 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all currently serving executive officers and directors of the Company, as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

The percentage ownership information shown in the table is based upon 32,321,236 shares of common stock outstanding as of March 15, 2014.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on or before May 14, 2014, which is 60 days after March 15, 2014. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

  Except as otherwise noted below, the address for persons listed in the table is c/o YuMe, Inc., 1204 Middlefield Road, Redwood City, CA 94063.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage

Principal Stockholders:

Entities affiliated with Accel Partners(1)	5,006,602	15.5%

Entities affiliated with Khosla Ventures(2)	4,999,632	15.5

Entities affiliated with DAG Ventures(3)	3,173,923	9.8

Entities affiliated with Menlo Ventures(4)	2,495,162	7.7

Entities affiliated with BV Capital(5)	1,937,523	6.0

Named Executive Officers and Directors

Jayant Kadambi(6)	998,712	3.1

Ayyappan Sankaran(7)	1,120,911	3.5

Scot McLernon(8)	265,623	*

Bryan Everett(8)	139,582	*

David Weiden(9)	5,092,744	15.8

Ping Li(10)	5,006,602	15.5

Shawn Carolan(11)	2,495,162	7.7

Mitchell Habib	--	*

Adriel Lares	--	*

Chris Paisley(12)	53,375	*

Daniel Springer(13)	100,000	*

All executive officers and directors as a group	15,603,238	48.2
(14 persons)(14)

*Represents beneficial ownership of less than 1% of our outstanding shares of common stock.

(1) Consists of (i) 394,019 shares held by Accel Investors 2006 L.L.C. ("AI2006"), (ii) 4,168,498 shares held by Accel IX L.P. ("A9") and (iii) 444,085 shares held by Accel IX Strategic Partners L.P. ("A9SP"). Accel IX Associates L.L.C. ("A9A") is the general partner of each of A9 and A9SP. James W. Breyer, Kevin J. Efrusy, Ping Li (a member of our Board), Arthur C. Patterson and Theresia Gouw Ranzetta are the managing members of A9A and share voting and investment power over the shares held by A9 and A9SP. James W. Breyer, Kevin J. Efrusy, Ping Li, Arthur C. Patterson and Theresia Gouw Ranzetta are the managing members of AI2006 and share the voting and investment powers over the shares held by AI2006. Each managing member disclaims beneficial ownership except to the extent of his or her pecuniary interest therein. The address for Mr. Li and the entities affiliated with Accel Partners is 428 University Avenue, Palo Alto, CA 94301.

(2) Consists of (i) 3,368,029 shares held by Khosla Ventures II, LP ("KV II"), (ii) 1,025,313 shares held by Khosla Ventures III, LP ("KV III"), (iii) 347,134 shares held by Khosla Ventures Seed, LP ("KV Seed"), (iv) 173,567 shares held by Khosla Ventures Seed Side Fund, LP ("KV SSF"), (v) 59,295 shares held by VK Services, LLC ("VK Services"), and (vi) 26,294 shares held by certain current and former employees of Khosla Ventures ("KV Affiliates"), including 7,779 shares held by David Weiden (a member of our Board), over which Khosla Ventures Associates II, LLC ("KVA II") has been granted voting and investment power. KVA II is the general partner of KV II; Khosla Ventures Associates III, LLC ("KVA III") is the general partner of KV III; Khosla Ventures Seed Associates, LLC ("KVSA") is the general partner of KV Seed and Khosla Ventures Seed Side Fund Associates, LLC ("KVSFA") is the general partner of KV SSF. VK Services is the sole manager of each of KVA II, KVA III, KVSA and KVSFA, and Vinod Khosla is the managing member of VK Services. Mr. Khosla, VK Services, KVA II, KVA III, KVSA and KVSFA may be deemed to have indirect beneficial ownership of the shares held by KV II, KV Affiliates, KV III, KV Seed and KV SSF, as applicable. Mr. Khosla, VK Services and KVA II disclaim beneficial ownership of the shares held by KV II and KV Affiliates, except to the extent of their respective pecuniary interests therein. Mr. Khosla, VK Services and KVA III disclaim beneficial ownership of the shares held by KV III, except to the extent of their respective pecuniary interests therein. Mr. Khosla, VK Services and KVSA disclaim beneficial ownership of the shares held by KV Seed, except to the extent of their respective pecuniary interests therein. Mr. Khosla, VK Services and KVSFA disclaim beneficial ownership of the shares held by KV SSF, except to the extent of their respective pecuniary interests therein. Mr. Weiden is a member of each of KVA II, KVA III, KVSA and KVSFA, the general partners of KV II, KV III, KV Seed and KV SSF, respectively, and is one of the KV Affiliates. Mr. Weiden disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address for Mr. Weiden, Mr. Khosla and the entities affiliated with Khosla Ventures is 2128 Sand Hill Road, Menlo Park, CA 94025.

(3) Consists of (i) 2,932 shares held by DAG Ventures GP Fund III LLC, (ii) 2,898,352 shares held by DAG Ventures III–QP, L.P. and (iii) 272,639 shares held by DAG Ventures III L.P. DAG Ventures Management III, LLC is the sole general partner of each of DAG Ventures III–QP, L.P. and DAG Ventures III L.P, and is the sole managing member of DAG Ventures GP Fund III LLC. John Caddedu and R. Thomas Goodrich are the managing members of DAG Ventures Management III, LLC, and share voting and investment power over these shares. The address for the entities affiliated with DAG Ventures is 251 Lytton Avenue, Suite 200, Palo Alto, CA 94301.

(4) Consists of (i) 20,671 shares held by Menlo Entrepreneurs Fund X, L.P., (ii) 2,431,933 shares held by Menlo Ventures X, L.P. and (iii) 42,558 shares held by MMEF X, L.P. MV Management X, L.L.C. is the sole general partner of each of Menlo Entrepreneurs Fund X, L.P., Menlo Ventures X, L.P. and MMEF X, L.P. H.D. Montgomery, John W. Jarve, Douglas C. Carlisle, Sonja H. Perkins, Mark A. Siegel, Pravin A. Vazirani and Shawn Carolan (a member of our Board) are the managing members of MV Management X, L.L.C., and share voting and investment power over these shares. Each managing member disclaims beneficial ownership except to the extent of his or her pecuniary interest therein. The address for Mr. Carolan and the entities affiliated with Menlo Ventures is 3000 Sand Hill Rd, Bldg 4-100, Menlo Park, CA 94025.

(5) Consists of (i) 772,075 shares held by BV Capital Fund II, L.P., (ii) 152,496 shares held by BV Capital Fund II-A, L.P. and (iii) 1,012,952 shares held by BV Capital GmbH & Co. Beteiligungs KG No. 1. BV Capital GP II, LLC is the sole general partner of each of BV Capital Fund II, L.P. and BV Capital Fund II-A, L.P. and BV Capital GmbH & Co. Beteiligungs KG No. 1. BV Capital Management, LLC is the sole managing member of BV Capital GP II, LLC. Matthias Schilling is the sole managing member of BV Capital Management, LLC, and has sole voting and investment power over these shares. The address for the entities affiliated with BV Capital is 600 Montgomery Street, 43rd Floor, San Francisco, CA 94111.

(6) Consists of (i) 610,416 shares held by Mr. Kadambi, (ii) 100,000 shares held in the Jayant Kadambi 2013 Annuity Trust dated June 26, 2013, of which Mr. Kadambi is the trustee, and (iii) 288,296 shares subject to options. Mr. Kadambi has sole voting and investment power over the shares held by the Jayant Kadambi Annuity Trust dated June 26, 2013.

(7) Consists of (i) 697,384 shares held by Mr. Sankaran, (ii) 100,000 shares held in the Ayyappan Sankaran 2013 Annuity Trust dated June 24, 2013, of which Mr. Sankaran is the trustee, and (iii) 323,527 shares subject to options. Mr. Sankaran has sole voting and investment power over the shares held by the Ayyappan Sankaran Trust dated June 24, 2013.

(8) Consists of shares subject to options.

(9) Consists of (i) 93,112  shares held by Mr. Weiden and (ii) 4,999,632 shares held by entities and individuals affiliated with Khosla Ventures (see note 2). Mr. Weiden is a Partner at Khosla Ventures and may be deemed to share voting and investment power over the shares held by the entities affiliated with Khosla Ventures. The address for Mr. Weiden is 2128 Sand Hill Road, Menlo Park, CA 94025.

(10) Consists of 5,006,602 shares held by entities affiliated with Accel Partners (see note 1). Mr. Li is a General Partner of Accel Partners and may be deemed to share voting and investment power over these shares. The address for Mr. Li is 428 University Avenue, Palo Alto, CA 94301.

(11) Consists of 2,495,162 shares held by entities affiliated with Menlo Ventures (see note 4). Mr. Carolan is a Managing Director at Menlo Ventures and may be deemed to share voting and investment power over these shares. The address for Mr. Carolan is 3000 Sand Hill Rd, Bldg 4-100, Menlo Park, CA 94025.

(12) Consists of (i) 20,000 shares held by Mr. Paisley, (ii) 2,000 shares held in The Kent Paisley Trust UAD 12/29/1997, of which Mr. Paisley is the trustee, (iii) 2,000 shares held in The Blake Paisley Trust UAD 12/29/1997, of which Mr. Paisley is the trustee, and (iv) 29,375 shares subject to options. Mr. Paisley has sole voting and investment power over the shares held by both The Kent Paisley Trust UAD 12/29/1997 and The Blake Paisley Trust UAD 12/29/1997.

(13) Consists of 100,000 shares held directly by Mr. Springer.

(14) Consists of (i) 14,222,308 shares and (ii) 1,376,930 shares subject to options that are beneficially held by our directors and all executive officers as a group.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2013, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

EXECUTIVE COMPENSATION

Overview

This section provides an overview of the material components of our executive compensation program for our Chief Executive Officer and each of our two other most highly compensated executives during 2013. We refer to these individuals as our "named executive officers" or "NEOs." The compensation provided to our NEOs for 2013 is set forth in detail in the Summary Compensation Table and other tables that follow this section, as well as the accompanying footnotes and narratives relating to those tables. This section also discusses our executive compensation philosophy, objectives and design; and the compensation decisions for our NEOs in 2013.

Our NEOs for 2013 were:

•	Jayant Kadambi, our Chairman of the Board of Directors, Co-Founder and Chief Executive Officer;

•	Scot McLernon, our Executive Vice President, Sales and Chief Revenue Officer; and

•	Bryan Everett, our Executive Vice President, Business Development and Sales Operations.

Executive Compensation Philosophy, Objectives and Design

Compensation Philosophy

We operate in a highly competitive and rapidly evolving market, and we expect competition to continue to increase. Our ability to compete and succeed in this environment is directly correlated to our ability to recruit, incentivize and retain talented individuals in the areas of development, services, sales, marketing, and support functions such as finance, information technology, legal and human resources. The market for skilled individuals in any of these areas is very competitive. Our compensation philosophy is designed to establish and maintain a compensation program that attracts, retains and rewards talented individuals who possess the skills necessary to create long-term value for our stockholders, expand our business and assist in the achievement of our strategic objectives.

Prior to the formal establishment of our Compensation Committee, the Board was responsible for the compensation policies. In 2013, our Board reviewed and assessed our general compensation philosophy, which is intended to align with our core values, yearly performance, and our stockholder interests, as well as to effectively balance our short- and long-term objectives. When determining the competitiveness of our pay practices, we look at the entire pay and benefit package, taking into account total compensation. Our total compensation package is designed to be competitive in the geographical locations where we do business, focused on results, and to be fair and flexible. The Board recognizes the importance of providing fair rewards for employee contributions. We seek to provide total targeted direct compensation (salary, bonus and equity) that are competitive with our peer group, and to provide parity and consistency within functions. We also believe in making tough decisions in order to adhere to budgets, ensuring transparency and promoting understanding of our compensation philosophy and practices.

The Board, and now our Compensation Committee, retains flexibility to review our compensation structure periodically as needed to focus on different business objectives, and reviews our compensation programs at least annually.

Objectives for our Executive Compensation Programs

Consistent with our compensation philosophy, the primary goals of our executive compensation programs are to:

•	provide competitive compensation to recruit, retain and engage top talent;

•	align executive compensation to company performance and our stockholders’ interests; and

•	balance short and long-term objectives.

Elements of Our Executive Compensation Program

The key elements of our compensation package for NEOs are base salary, bonuses, equity-based awards, and our benefits programs. Each NEO’s compensation has been designed to provide a combination of compensation that is tied to achievement of our short- and long-term objectives.

Base Salary

We offer base salaries that are intended to provide a level of stable fixed compensation to NEOs for performance of day-to-day services. Other than our co-founder and Chief Executive Officer, each NEO’s base salary was established as the result of arm’s-length negotiation with the individual at the time of hiring. Base salaries for our executive officers are generally reviewed annually to determine whether an adjustment is warranted or required. In 2013, the Board reviewed the base salaries of our executive officers taking into consideration a compensation analysis performed by our compensation consultant, Compensia. The base salaries paid to our NEOs for 2013 are set forth in the Summary Compensation Table below.

Bonuses

We provide our executive officers, including the NEOs, with the opportunity to earn cash bonuses to encourage the achievement of corporate and individual objectives and to reward those individuals who significantly impact our corporate results. The Compensation Committee determines and approves cash bonus decisions for our executive officers.

The 2013 executive bonuses were based on the attainment of three performance measures, revenue, adjusted EBITDA and gross margin, subject to an individual performance factor as determined by our Chief Executive Officer (except with respect to his compensation). The Compensation Committee considered these metrics the best indicators of our successful execution of our annual operating plan by our executive officers in 2013. Each NEO had a cash bonus target: Mr. Kadambi—$210,000; Mr. McLernon—$500,000; and Mr. Everett—$231,142. Bonus targets for Mr. McLernon and Mr. Everett are based on pre-determined sales objectives.

Equity-Based Awards

We use equity awards to motivate and reward our executive officers, including our NEOs, for long-term corporate performance based on the value of our common stock and, thereby, to align the interests of our executive officers with those of our stockholders. Prior to August 2013, these equity awards had been granted solely in the form of options to purchase shares of our common stock. We believed that stock options, when granted with exercise prices equal to the fair market value of our common stock on the date of grant, provide an appropriate long-term incentive for our executive officers, because the stock options reward them only to the extent that our stock price grows and stockholders realize value following their grant date. Following our IPO, we now consider granting restricted stock units ("RSUs") in order to provide additional retention for our executives. We have adopted a program in which all executives are eligible for annual equity grants.

Historically, the size and form of the initial equity awards for our executive officers were established through arm’s-length negotiation at the time the individual was hired. In making these awards, the Compensation Committee considered, among other things, the prospective role and responsibility of the individual executive, competitive factors, the cash compensation to be received by the executive officer, and the need to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value.

Benefits Programs

Our employee benefit programs, including our health, dental, vision, life insurance and disability programs, are designed to provide a competitive level of benefits to our employees generally, including our NEOs and their families. We adjust our employee benefit programs as needed based upon regular monitoring of applicable laws and practices and the competitive market. Our NEOs are entitled to participate in the same employee benefit plans, and on the same terms and conditions, as all other United States full-time employees.

2013 Summary Compensation Table

The following table presents summary information regarding the total compensation earned during 2013 and 2012 by our NEOs.

Name	Year	Base Salary ($)	Bonus ($)			Option Awards(1) ($)		Non-equity Incentive Plan Compensation ($)			All other Compensation ($)			Total ($)
Jayant Kadambi (Chief Executive Officer)	2013	$300,000		$170,000	(2)		$2,186,486	$	----		$	----		$2,656,486
	2012	$257,500		$31,000	(3)(4)	$	----		$100,000	(5)		$56,204	(6)	$444,704

Scot McLernon (Executive Vice President, Sales and Chief Revenue Officer)	2013	$234,967	$	----			$749,997		$447,587	(7)	$	----		$1,432,551
	2012	$234,967		$1,000	(4)	$	----		$517,156	(7)	$	----		$753,123

Bryan Everett (Executive Vice President, Business Development and Sales Operations)	2013	$231,142		$52,867	(8)		$599,994		$188,381	(7)		$555	(5)	$1,072,940
	2012	$231,142		$84,158	(4)(9)	$	----		$193,660	(7)	$	----		$508,960

(1) Reflects the grant date fair value of the stock options granted as computed in accordance Financial Accounting Standards Board ("FASB") Accounting Standards Codification Topic 718, Compensation-Stock Compensation, (formerly SFAS 123R), or ASC 718. The valuation assumptions used in calculating the grant date fair value of the stock options are set forth in Note 11 of Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

(2) Mr. Kadambi was eligible to receive a discretionary cash bonus in 2013 as determined by the Compensation Committee, based on our achievement of revenue, adjusted EBITDA, margin and strategic objectives. Our Compensation Committee approved payment of Mr. Kadambi's bonus in the amount of $170,000.

(3) This amount includes a discretionary bonus approved by the Board in the amount of $30,000.

(4) The amount includes a $1,000 per employee company-wide discretionary bonus.

(5) Mr. Kadambi was eligible to receive an incentive cash bonus in 2012, based on our achievement of specific revenue, adjusted EBITDA, margin and strategic objectives. Our independent Board members approved payment of Mr. Kadambi's target bonus.

(6) Consists of payment for accrued vacation.

(7) Consists of payment for achievement of mutually agreed upon sales objectives.

(8) Consists of a discretionary bonus.

(9) This amount includes a discretionary bonus of $83,158.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2013

The following table provides information about outstanding stock options and stock awards held by each of our NEOs at December 31, 2013.

		Option Awards				Stock Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock Awards($)
Jayant Kadambi	01/24/2008 (2)	44,272	0	$0.6600	01/23/2018	--	--
	12/10/2008(2)	45,833	0	$0.6000	12/09/2018	--	--
	12/10/2008(2)	86,341	0	$0.6000	12/09/2018	--	--
	12/10/2008(2)	2,025	0	$0.6000	12/09/2018	--	--
	05/27/2011(2)	53,819	29,514	$4.6200	05/26/2021	--	--
	01/29/2013(3)	584	28,447	$6.4200	01/28/2023	--	--
	01/29/2013(3)	31,953	80,993	$6.4200	01/28/2023	--	--
	08/06/2013(4)	0	141,666	$9.0000	08/05/2023	--	--
Scot McLernon	03/24/2010 (3)	64,102	10,417	$4.6800	03/24/2010	--	--
	03/24/2010(3)	175,480	0	$4.6800	03/24/2010	--	--
	08/06/2013(2)	6,944	76,389	$9.0000	08/06/2013	--	--
Bryan Everett	05/27/2011(3)	43,289	31,368	$4.6200	05/26/2021	--	--
	05/27/2011(3)	121,987	36,689	$4.6200	05/26/2021	--	--
	08/06/2013(4)	0	28,341	$9.0000	08/05/2023	--	--
	08/06/2013(4)	0	38,325	$9.0000	08/06/2013	--	--

(1) All of the outstanding equity awards granted prior to August 6, 2013 were granted under our 2004 Stock Plan. The outstanding equity awards granted on and after August 6, 2013 were granted under our 2013 Equity Incentive Plan.

(2) Option vests in equal monthly installments over four years.

(3) Option vests over four years, with 25% vesting one year from the date of grant and in equal installments each month thereafter.

(4) Option vests over four years, with 20% vesting after year two, 30% vesting after year three and 50% vesting after year four.

STOCK OPTION EXERCISES AND STOCK VESTED DURING 2013

The following table shows information regarding option exercises and stock awards that vested during 2013 with respect to our NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Jayant Kadambi	—	—	—	—

Scot McLernon	—	—	—	—

Bryan Everett	—	—	—	—

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information as of December 31, 2013 with respect to compensation plans under which shares of our common stock may be issued. The category "Equity compensation plans approved by security holders" in the table below consists of the 2004 Stock Plan ("2004 Plan"), the 2013 Equity Incentive Plan ("2013 Plan") and the 2013 Employee Stock Purchase Plan ("2013 Purchase Plan").

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	5,751,232	(1)	$5.53	(2)	895,014	(3)
Equity compensation plans not approved by security holders	—		—		—

Total	5,751,232		$5.53		895,014

(1)	Includes 38,126 shares subject to outstanding restricted stock units.

(2)	The weighted average exercise price relates solely to shares subject to outstanding stock options, as shares subject to restricted stock units have no exercise price.

(3)

The Company has reserved 2,000,000 shares of its common stock for issuance under the 2013 Plan, and shares reserved for issuance will increase January 1 of each year by the lesser of (i) 5% of the number of shares issued and outstanding on December 31 immediately prior to the date of increase or (ii) such number of shares as may be determined by the Board. On January 1, 2014, shares reserved for issuance under the 2013 Plan increased by 1,596,693. The Company has reserved 500,000 shares of its common stock for issuance under the 2013 Purchase Plan and shares reserved for issuance will increase January 1 of each year by the lesser of (i) a number of shares equal to 1% of the total number of outstanding shares of common stock on December 31 immediately prior to the date of increase or (ii) such number of shares as may be determined by the Board. On January 1, 2014, shares reserved for issuance under the 2013 Purchase Plan increased by 319,338. There were no shares purchased by employees under the 2013 Purchase Plan for the twelve months ended December 31, 2013. On February 19, 2014, employees purchased 131,739 shares of common stock under the 2013 Purchase Plan.

Equity Compensation Plans

2004 Stock Plan

The Company’s 2004 Plan authorized the Company to grant restricted stock awards or stock options to employees, directors and consultants at prices not less than the fair market value at date of grant for incentive stock options and not less than 85% of fair market value for non-statutory options. Option vesting schedules were determined by the Board at the time of issuance and they generally vest at 25% on the first anniversary of the grant (or the employment or service commencement date) and monthly over the next 36 months. Options generally expire ten years from the date of grant unless the optionee is a 10% stockholder, in which case the term will be five years from the date of grant. Unvested options exercised are subject to the Company’s repurchase right. Upon the effective date of the registration statement related to the Company’s IPO, the 2004 Plan was amended to cease the grant of any additional awards thereunder, although the Company will continue to issue common stock upon the exercise of stock options previously granted under the 2004 Plan

2013 Equity Incentive Plan

In July 2013, the Company adopted the 2013 Plan which became effective on August 6, 2013. The 2013 Plan serves as the successor equity compensation plan to the 2004 Plan. The 2013 Plan will terminate on July 23, 2023. The 2013 Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock awards, stock appreciation rights, performance stock awards, restricted stock units and stock bonus awards to employees, directors and consultants. Stock options granted must be at prices not less than 100% of the fair market value at date of grant. Option vesting schedules are determined by the Compensation Committee or the Equity Award Committee at the time of issuance and, for initial grants, they generally vest at 25% on the first anniversary of the grant (or the employment or service commencement date) and monthly over the next 36 months. Options generally expire ten years from the date of grant unless the optionee is a 10% stockholder, in which case the term will be five years from the date of grant. Unvested options exercised are subject to the Company’s repurchase right. RSU vesting schedules are determined by the Compensation Committee or the Equity Award Committee at the time of issuance. Initial grants of RSUs generally vest in equal annual installments over four years.

2013 Employee Stock Purchase Plan

In July 2013, the Company adopted a 2013 Purchase Plan that became effective on August 6, 2013. The 2013 Purchase Plan is designed to enable eligible employees to periodically purchase shares of the Company’s common stock at a discount through payroll deductions of up to 15% of their eligible compensation, subject to any plan limitations. At the end of each offering period, employees are able to purchase shares at 85% of the lower of the fair market value of the Company’s common stock on the first trading day of the offering period or on the last day of the offering period. Purchases are accomplished through participation in discrete offering periods. The 2013 Purchase Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code

POST-EMPLOYMENT COMPENSATION

Pension Benefits

Our NEOs did not participate in, or otherwise receive any benefits under, any pension or retirement plan sponsored by us during 2013.

Nonqualified Deferred Compensation

Our NEOs did not earn any nonqualified deferred compensation benefits from us during 2013.

Potential Payments upon Termination and Change in Control

In July 2013, we adopted a severance policy applicable to our executive officers. Under the policy, if Mr. Kadambi or Mr. Sankaran is terminated for any reason other than cause, death or disability and apart from a change in control, he would be entitled to receive severance benefits of an amount equal to (i) 75% of his then-current annual base salary and (ii) an estimate of the aggregate monthly benefits premium under COBRA for twelve months. In addition, 25% of the shares underlying all unvested equity awards held by each of Mr. Kadambi or Mr. Sankaran immediately prior to such termination will become vested and exercisable in full for a period of one year after the date of termination. If Mr. Kadambi or Mr. Sankaran is terminated for any reason other than cause, death or disability within three months before or twelve months after a change in control, he would be entitled to receive (i) 100% of his then-current annual base salary and (ii) an estimate of the aggregate monthly benefits premium under COBRA for twelve months. In addition, 100% of the shares underlying all unvested equity awards held by each of Mr. Kadambi or Mr. Sankaran immediately prior to such termination will become vested and exercisable in full for a period of one year after the date of termination. If Mr. Kadambi or Mr. Sankaran is terminated for death or disability, 25% of the shares underlying all unvested equity awards held by each of Mr. Kadambi or Mr. Sankaran immediately prior to such termination will become vested and exercisable in full for a period of one year after the date of termination.

If any executive officer, other than Mr. Kadambi and Mr. Sankaran, is terminated other than for cause, death or disability and apart from a change in control, that officer would be entitled to receive (i) 25% of his or her then-current annual base salary, and (ii) an estimate of the aggregate monthly benefits premium under COBRA for twelve months. If any executive officer, other than Mr. Kadambi and Mr. Sankaran, is terminated other than for cause, death or disability and within three months before or twelve months after a change in control, that officer would be entitled to receive (i) 75% of his or her then-current annual base salary, and (ii) an estimate of the aggregate monthly benefits premium under COBRA for twelve months. In addition, 100% of the shares underlying all unvested equity awards held by that officer immediately prior to such termination will become vested and exercisable in full for a period of one year after the date of termination. If any executive officer, other than Mr. Kadambi and Mr. Sankaran, is terminated for death or disability, 25% of the shares underlying all unvested equity awards held by that officer immediately prior to such termination will become vested and exercisable in full for a period of one year after the date of termination.

The severance policy further provides that in the event that an equity incentive plan or other previously negotiated agreement that is effective at the time of termination provides severance benefits that are more favorable to the executive officer than those provided for in the severance policy, then the more favorable provision in the plan or agreement shall prevail.

DIRECTOR COMPENSATION FOR YEAR ENDED DECEMBER 31, 2013

Non-Employee Director Compensation

Prior to our IPO, new non-employee members of our Board who were not affiliated with our largest venture capital firm investors received a stock option award upon commencement of their service as a director. In June 2013, Mr. Habib and Mr. Lares were appointed to our Board. On July 18, 2013, Mr. Habib and Mr. Lares each received an option to purchase 47,500 shares of common stock at a price per share of $10.74, which was the fair market value of our common stock on the date of grant. The stock option granted to Mr. Habib has a vesting commencement date of June 12, 2013, the date Mr. Habib joined the Board, and the stock option granted to Mr. Lares has a vesting commencement date of June 17, 2013, the date Mr. Lares joined the Board. Each of the stock options granted to Mr. Habib and Mr. Lares vests 25% after 12 months and then vests in equal monthly installments over the subsequent 36 months. On October 22, 2013, Mr. Springer was appointed to our Board and received an award of 14,060 RSUs of common stock at a price per unit of $8.89, which was the fair market value of our common stock on the date of grant. The restricted stock award granted to Mr. Springer vests annually in three equal installments.

Following our IPO, each non-employee director became entitled to receive compensation for his or her service consisting of annual cash retainers and equity awards. Our non-employee directors are entitled to receive the following annual cash retainers for their service:

Position	Retainer
Board Member	$30,000
Audit Committee Chair	15,000
Compensation Committee Chair	10,000
Nominating and Governance Committee Chair	5,000
Audit Committee Member	7,500
Compensation Committee Member	5,000
Nominating and Governance Committee Member	2,500

Following the IPO, equity awards will consist of an initial stock award, upon first appointment to our Board, with a Black-Scholes value of $125,000, and annual awards thereafter with a Black-Scholes value of $70,000. If awards consist of options they will be granted with an exercise price equal to the fair market value of our common stock on the date of grant and vest over three years after the grant date (for initial grants) or one year after the grant date (for annual grants). If such awards are restricted stock units they will vest over three years after the grant date (for initial grants) or one year after the grant date (for annual grants).

Non-employee directors receive no other form of remuneration, perquisites or benefits, but are reimbursed for their expenses in attending meetings, including travel, meal and other expenses incurred to attend meetings.

The following table shows for the year ended December 31, 2013 certain information with respect to the compensation of all non-employee directors of the Company that served during 2013. Mr. Kadambi and Mr. Sankaran, who are employees and executive officers, receive no compensation for their service as directors.

Name	Fees Earned or Paid in Cash ($) (1)	Restricted Stock Awards	Option Awards(2)	Total ($)

Shawn Carolan	$5,833.33	----	-----	$5,833.33

Mitchell Habib	$7,916.67	----	$510,150.00	$518,066.67

Adriel Lares	$7,083.33	----	$510,150.00	$517,266.33

Ping Li	$5,833.33	----	-----	$5,833.33

Christopher Paisley	$7,916.67	----	-----	$7,916.67

David Weiden	$5,416.67	----	-----	$5,416.67

Daniel Springer	$5,000.00	$124,993.40	----	$129,993.40

(1) Following the IPO, the non-employee Board members became eligible for annual cash retainers, as detailed in the table above, such payments went into effect as of November 1, 2013. The amounts in this column represent the partial year annual cash retainers for the Board and committees from November 1, 2013 through December 31, 2013.

(2) Amounts shown in this column do not reflect dollar amounts actually received by non-employee directors. Instead these amounts reflect the aggregate full grant date fair value calculated in accordance with FASB ASC Topic 718, for awards granted during 2013. For information on the valuation assumptions with respect to stock option grants, refer to note 11 of our notes to consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2013. There can be no assurance that this grant date fair value will ever be realized by the non-employee director.

The table below shows the aggregate number of equity awards outstanding for each of our non-employee directors as of December 31, 2013:

Name	Aggregate Equity Awards Outstanding (#)

Shawn Carolan	----

Mitchell Habib	47,500 (1)

Adriel Lares	47,500 (1)

Ping Li	----

Christopher Paisley	78,333 (1)

David Weiden	----

Daniel Springer	14,060 (2)

(1) Represents stock option to purchase shares of our common stock.

(2) Represents a RSU award of common stock.

TRANSACTIONS WITH RELATED PARTIES

RELATED PERSON TRANSACTION POLICY

In connection with our IPO, we adopted a related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involves exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our Nominating and Governance Committee, or, if Nominating and Governance Committee approval would be inappropriate, to another independent body of our Board, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our Codes of Conduct, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our Nominating and Governance Committee, or other independent body of our Board, will take into account the relevant available facts and circumstances including, but not limited to:

●	the risks, costs and benefits to us;
●	the impact on a director's independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
●	the availability of other sources for comparable services or products; and
●	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Nominating and Governance Committee, or other independent body of our Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Nominating and Governance Committee, or other independent body of our Board, determines in the good faith exercise of its discretion.

CERTAIN RELATED-PERSON TRANSACTIONS

The following is a summary of transactions since January 1, 2013 to which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than five percent of our capital stock, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements which are described under the "Executive Compensation" and "Director Compensation" sections of this proxy statement.

Engagement of Nielsen for Media Services

We have engaged Nielsen for a variety of media services including the provision and evaluation of data and analysis regarding marketing and demographic targets, television viewing behavior, online and internet usage, ad view counts and TV/Internet share shift analysis. During the relevant period, Mitchell Habib, a member of our Board, was the Chief Operating Officer of Nielsen. In 2013, the Company recorded costs related to services media provided by Nielsen in an amount of $0.8 million.

ADDITIONAL INFORMATION

Procedures for Submitting Stockholder Proposals

Requirements for Stockholder Proposals to be Brought Before the Annual Meeting of Stockholders.

Our bylaws provide that, for nominations of persons for election to our Board or other proposals to be considered at an annual meeting of stockholders, a stockholder must give written notice to our Secretary at 1204 Middlefield Road, Redwood City, California, 94063 no later than 5:00 p.m. Pacific Time on the 75th day, nor earlier than 5:00 p.m. Pacific Time on the 105th day prior to the first anniversary of the date of the preceding year’s annual meeting of stockholders. However, the bylaws also provide that in the event the date of the annual meeting of stockholders is more than 30 days before or more than 60 days after such anniversary date, notice must be delivered no earlier than the 105th day prior to the currently proposed annual meeting of stockholders and no later than the close of business on the later of the 75th day prior to such annual meeting of stockholders or the 10th day following the day on which public announcement of the date of such meeting is first made. The advance notice requirements for the 2014 Annual Meeting, which is the first annual meeting following the IPO of our common stock, are as follows: a stockholder’s notice shall be timely if delivered to our Secretary at the address set forth above no earlier than 5:00 p.m. Pacific Time on the 105th day prior to such annual meeting of stockholders and no later than 5:00 p.m. Pacific Time on the later of the 75th day prior to such meeting or the 10th day following the day on which public announcement is first made of the date of the 2014 Annual Meeting.

Any nomination must include all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in election contests or is otherwise required under Regulation 14A of the Exchange Act, the person’s written consent to be named in the proxy statement and to serve as a director. As to other business, the notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest of such stockholder (and the beneficial owner) in the proposal. The proposal must be a proper subject for stockholder action. In addition, to make a nomination or proposal, the stockholder must be of record at the time the notice is made and must provide certain information regarding itself (and the beneficial owner), including the name and address, as they appear on our books, of the stockholder proposing such business, the number of shares of our capital stock which are, directly or indirectly, owned beneficially or of record by the stockholder proposing such business or its affiliates or associates (as defined in Rule 12b-2 promulgated under the Exchange Act) and certain additional information.

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials

In addition to the requirements stated above, any stockholder who wishes to submit a proposal for inclusion in our proxy materials must comply with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2015 Annual Meeting of Stockholders, all applicable requirements of Rule 14a-8 must be satisfied and we must receive such proposals no later than December  31, 2014. Such proposals must be delivered to our Secretary at 1204 Middlefield Road, Redwood City, California, 94063.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of annual meeting materials addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are YuMe stockholders will be "householding" the Company's proxy materials. A single set of annual meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate set of annual meeting materials, please notify your broker or YuMe. Direct your written request to Secretary, YuMe, Inc., 1204 Middlefield Road, Redwood City, California ,94063. Stockholders who currently receive multiple copies of the 2014 Annual Meeting materials at their addresses and would like to request "householding" of their communications should contact their brokers.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the 2014 Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Paul T. Porrini
Secretary

April 1, 2014

A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2013 is available without charge upon written request to: Corporate Secretary, YuMe, Inc., 1204 Middlefield Road, Redwood City, California, 94063.

YuMe

YUME, INC.
1204 MIDDLEFIELD ROAD
REDWOOD CITY, CA 94063

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 pm Eastern Time on May 21, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 pm Eastern Time on May 21, 2014. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M72937-P50910

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

YUME, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Class I Director Nominees

Nominees:

	For	Against	Abstain
1a. Jayant Kadambi	☐	☐	☐
1b. Ayyappan Sankaran	☐	☐	☐
1c. Daniel Springer	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 2.

	For	Against	Abstain
2. To ratify the selection by the Audit Committee of the Board of Directors of YuMe, Inc., of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2014.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address changes/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M72938-P50910

YUME, INC.
Annual Meeting of Stockholders
May 22, 2014 10:00 am
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Jayant Kadambi, Timothy Laehy and Paul Porrini, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of YUME, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 am, PST on May 22, 2014, at the offices of Fenwick & West LLP, 801 California Street, Mountain View, CA 94041, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side